Exhibit 5.1

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069

WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

September 6, 2013

Tops Holding LLC

Tops Markets, LLC

Tops Markets II Corporation

Tops Holding II Corporation

6363 Main Street

Williamsville, NY 14221

Ladies and Gentlemen:

We have acted as counsel to Tops Holding LLC, a Delaware limited liability company (“Tops Holding”), Tops Markets, LLC, a New York limited liability company (“Tops Markets”), and Tops Markets II Corporation, a Delaware corporation (collectively with Tops Holding and Tops Markets, the “2017 Notes Issuers”), Tops Gift Card Company, LLC, a Virginia limited liability company, Tops PT, LLC, a New York limited liability company, and Tops Holding II Corporation, a Delaware corporation (the “2018 Notes Issuer”), in connection with the preparation and filing by the 2017 Notes Issuers and the 2018 Notes Issuer (collectively, the “Issuers”) of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission relating to the issuance of:

(i) $460,000,000 aggregate principal amount of the 2017 Notes Issuers’ 8.875% Senior Secured Notes due 2017 (the “2017 Exchange Notes”) and the full and unconditional guarantees as to the payment of principal and interest on the 2017 Exchange Notes (the “2017 Exchange Note Guarantees”) by the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) and

(ii) $150,000,000 aggregate principal amount of the 2018 Notes Issuer’s 8.750% / 9.500% Senior Notes due 2018 (the “2018 Exchange Notes”, and, together with the 2017 Exchange Notes, the “Exchange Notes”).

Pursuant to the Registration Statement, the Issuers are offering to exchange (the “Exchange Offers”) all of the Exchange Notes for, as applicable, a like amount of their outstanding unregistered (i) 8.875% Senior Secured Notes due 2017 (the “Old 2017 Notes”), and to exchange the 2017 Exchange Note Guarantees for the outstanding unregistered full and unconditional guarantees as to the payment of

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principal and interest on the Old 2017 Notes by the Guarantors (the “Old 2017 Note Guarantees”) or (ii) 8.750% / 9.500% Senior Notes due 2018 (the “Old 2018 Notes”, and, together with the Old 2017 Notes, the “Old Notes”). The Exchange Notes and the 2017 Exchange Note Guarantees will be registered under the Securities Act of 1933, as amended (the “Securities Act”), as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”) and will be issued upon consummation of the Exchange Offers. The Old 2017 Notes and the Old 2017 Note Guarantees were, and the 2017 Exchange Notes and the 2017 Exchange Note Guarantees will be, issued pursuant to an indenture, dated as of December 20, 2012, as amended and supplemented by the First Supplemental Indenture dated as of May 15, 2013 and the Second Supplemental Indenture dated as of August 20, 2013 (as amended and supplemented, the “2017 Notes Indenture”), among the 2017 Notes Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Old 2018 Notes were, and the 2018 Exchange Notes will be, issued pursuant to an indenture, dated as of May 15, 2013, between the 2018 Notes Issuer and the Trustee (the “2018 Notes Indenture” and, together with the 2017 Notes Indenture, the “Indentures”).

In connection with the preparation and filing of the Registration Statement, we have reviewed originals or copies of the following documents:

(a) The Indentures.

(b) The Exchange Notes in global form as executed by the applicable issuer or issuers.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents”.

We have also reviewed the following:

(a) The Registration Statement.

(b) The Prospectus.

(c) The registration rights agreement dated December 15, 2012 by and among the 2017 Notes Issuers, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(d) The registration rights agreement dated May 15, 2013 by and between the 2018 Notes Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(e) Originals or copies of such other records of the Issuers and their subsidiaries, certificates of public officials and of officers of the Issuers and their subsidiaries and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

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In our review of the Opinion Documents and other documents, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Issuers and the Guarantors.

(e) That each of the Opinion Documents is the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

(f) That Tops Gift Card Company, LLC is an entity duly organized and validly existing under the laws of Virginia and has power and authority to execute, deliver and perform, and has duly authorized, executed and delivered, the Opinion Documents to which it is a party.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including in each case the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Issuers, the Guarantors, the Opinion Documents or the transactions governed by the Opinion Documents.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1. The 2017 Notes Indenture constitutes a legal, valid and binding agreement of each of the 2017 Notes Issuers and the Guarantors, enforceable against each of the 2017 Notes Issuers and the Guarantors in accordance with its terms.

2. The 2018 Notes Indenture constitutes a legal, valid and binding agreement of the 2018 Notes Issuer, enforceable against the 2018 Notes Issuer in accordance with its terms.

3. When the Exchange Notes have been duly executed and delivered by the Issuers and authenticated by the Trustee in accordance with the terms of the Indentures, and if and when issued upon consummation of the Exchange Offers as set forth in the Registration Statement, the Exchange Notes will be the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and entitled to the benefits of the Indentures.

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4. If and when issued upon consummation of the Exchange Offers as set forth in the Registration Statement, each 2017 Exchange Note Guarantee will be the legal, valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms and entitled to the benefits of the 2017 Notes Indenture.

Our opinions expressed above are subject to the following qualifications:

(a) Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b) Our opinions above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Our opinions above are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date of effectiveness of the Registration Statement. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

This opinion letter is rendered to you in connection with the transactions contemplated by the Opinion Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

Schedule I

Tops Holding II Corporation

Tops PT, LLC

Tops Gift Card Company, LLC